UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 4, 2007

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1169 Pittsford-Victor Rd, Bldg 3 Suite 125, Pittsford, New York		14534
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-248-0740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 4, 2007, Torvec, Inc. announced that it has developed a modified version of its Infinitely Variable Transmission (IVT) ahead of schedule to function in NASA's Lunar Rover. The IVT will be showcased at the Annual Shareholders meeting this month and then shipped to NASA.

The complete text of Torvec's annoucement is as follows:

Another Giant Leap for Torvec

ROCHESTER, N.Y., Jan. 4 /PRNewswire-FirstCall/ -- Torvec, Inc. (OTC Bulletin Board: TOVC.OB - News), announced today that as a result of its revenue-producing arrangement with NASA, Torvec has developed a modified version of its IVT so that it can function in NASA's Lunar Rover. This development was accomplished by Torvec engineers at an incredibly, NASA requested accelerated pace, as the company promised NASA officials.
Torvec also announced that it has been given permission by NASA to showcase this truly unique transmission at its annual shareholders meeting to be held on Thursday, January 25, 2007. Thereafter, the transmission will undergo rigorous NASA inspection and testing. This NASA-conducted testing will not be focused on the "workability" or the "functionality" of the transmission. NASA has already concluded that Torvec's infinitely variable transmission meets its specifications. The reason for this is simple -- each and every other transmission existing in the world today, regardless of nomenclature -- be it a step-automatic, a "CVT" or even other IVTs -- cannot meet the stringent packaging and control requirements dictated by NASA.

NASA's testing focus will therefore be on the actual integration and compatibility of Torvec's transmission with the Lunar Rover and its suitability for the rather hostile lunar environment.

Previously Torvec had announced that it had been engaged by the National Aeronautics and Space Administration (NASA) to conduct a feasibility study as to the integration of six of Torvec's infinitely variable transmissions (IVT) and IsoTorque differentials in the next generation Lunar Rover.

Please visit our website www.torvec.com and click on the Current News headline on the homepage for further details.

About Torvec, Inc.

Torvec, Inc., based in Rochester, New York, develops advanced automotive technologies that increase transportation safety, mobility, fuel efficiency and reduce soot emissions. Torvec owns the technology for an Infinitely Variable Transmission that increases fuel efficiency at the same time that it reduces soot emissions, a Full Terrain Vehicle (FTV) that can travel over the most inhospitable terrain as well as on the most modern highways, an IsoTorque Differential that increases vehicle handling and enhances highway safety and the most advanced Constant Velocity Joint technology in existence today. Torvec's founders invented the famous Torsen Differential used today in high-performance vehicles and the military version of the Humvee.

To learn more about Torvec's many advanced technologies, including real-time CEO Updates and videos, visit www.torvec.com.

This news release contains forward-looking statements that are based on current expectations, estimates and projections about the company and its plans for future operation, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," intends," "plans," "believes," "seeks," "estimates," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

January 4, 2007	By:	James Y. Gleasman

Name: James Y. Gleasman
Title: CEO